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                                                                    Exhibit 99.2

                         TERMINATION OF LEASE AGREEMENT


This Agreement is effective July 12, 2007, by and between Sovereign Oil, Inc. ("Sovereign Oil"), a Nevada corporation, and North American Refining Co. ("North American Refining") (hereinafter referred to collectively as "parties").

         WHEREAS, the parties entered into a Lease Agreement (the "Lease"), a copy of which is attached hereto as Exhibit A," on April 19, 2007 for the lease of certain premises located at 7601 West 47th Street, McCook, Illinois 60525;

         WHEREAS, the parties desire to terminate said Agreement as of midnight on July 12, 2007 and enter into a new Lease Agreement;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree to the following:

         1. TERMINATION. The parties agree to terminate the Lease Agreement entered into on April 19, 2007 as of midnight on July 12, 2007.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective July 12, 2007.

North American Refining Co.:

By: /s/ Lowell Aughenbaugh
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Name: Lowell Aughenbaugh
Title: Manager

Sovereign Oil, Inc.:

By: /s/ Sebastien C. DuFort
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Name: Sebastien C. DuFort
Title: President